UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Radius Global Infrastructure, Inc.

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This filing relates to the proposed acquisition of Radius Global Infrastructure, Inc. (the “Company”) by affiliates of EQT and Public Sector Investment Board. The following is a press release issued by the Company in connection with the proposed transaction.

Radius Global Infrastructure to be Acquired by EQT Active Core Infrastructure and PSP Investments for $15.00 per Share in Cash

NEW YORK – March 1, 2023 – Radius Global Infrastructure, Inc. (NASDAQ: RADI), (“Radius”), EQT and Public Sector Pension Investment Board (“PSP”) announced today that they have entered into a definitive agreement under which EQT Active Core Infrastructure and PSP will indirectly acquire Radius for $15.00 per share in cash, representing a total enterprise value of approximately $3.0 billion.

Radius is a leading global aggregator of real property interests underlying wireless telecommunications cell sites and other digital infrastructure assets. EQT is a purpose-driven global investment organization. PSP is one of Canada’s largest pension investment managers.

The purchase price represents a premium of 28% over the unaffected closing price of Radius shares on February 24, 2023, and a premium of 31% to the volume-weighted average price of Radius shares over the last 90 days.

“This transaction is both an exciting next step for Radius and a great outcome for shareholders as it provides compelling value,” said Bill Berkman, Co-Chairman and CEO of Radius. “Partnering in a private capital context with EQT and PSP, both of which have significant expertise in communications infrastructure, will enable Radius to accelerate origination activity and further invest in both geographic expansion and adjacent asset opportunities. I want to thank the incredible Radius team for their commitment and success in building the platform we have today. With EQT and PSP’s support, we will continue to be a strong and collaborative partner for our tenants as we continue to grow Radius as the premier global aggregator and owner of digital infrastructure-oriented real property assets.”

Alex Greenbaum, Partner within EQT Active Core Infrastructure’s Advisory Team, said, “Radius is one of the market leaders in the aggregation of digital infrastructure sites and we believe it will benefit from long- term tailwinds supported by growing demand for data. This acquisition aligns directly with EQT Active Core Infrastructure’s investment criteria and thematic approach to investing - Radius’ strong cash flows, sticky customer base, geographically diverse portfolio and inflation protection make the Company a strong fit for the fund. We look forward to partnering with the entire Radius team as they continue their strong growth trajectory.”

“PSP is thrilled to participate in this exciting acquisition of Radius Global Infrastructure,” said Patrick Charbonneau, Senior Managing Director and Global Head of Infrastructure Investments at PSP. “Radius is a strong fit with PSP’s portfolio and mandate given it has inflation-adjusted contracted income, little exposure to GDP, and substantial growth opportunities linked to demand for digital services. I want to thank EQT who brings valuable expertise to help this partnership reach its full potential and I look forward to working with the excellent management team at Radius to support their continued delivery of value- accretive products to their customers.”

Transaction Approvals and Timing

The Radius Board of Directors, upon the recommendation of a Transaction Committee comprised of independent directors, has unanimously approved the transaction, and the transaction is not subject to a financing condition. It is expected to close in the third quarter of 2023, subject to satisfaction of customary closing conditions including the receipt of certain regulatory approvals and approval by Radius shareholders, as well as certain other conditions related to Radius’ indebtedness and available cash. Radius has obtained consents to the transaction from certain of its lenders. Certain Radius shareholders, including Mr. Berkman, Centerbridge Partners, L.P., Imperial Landscape Sponsor LLC, TOMS Acquisition II LLC and their respective affiliated entities, as applicable, have entered into agreements to vote their combined 21% ownership in favor of the transaction.

Upon completion of the transaction, Radius will be a privately held company indirectly wholly owned by EQT Active Core Infrastructure and PSP, as well as Radius management. Radius shares will no longer be listed on any public securities exchange. Radius will retain its name and brand and will continue to be operated by its existing management team and employees worldwide.

Advisors

Citi is serving as lead financial advisor, Goldman Sachs & Co. LLC is serving as financial advisor and Cravath, Swaine & Moore LLP is serving as legal advisor to Radius. Barclays is serving as financial advisor and Morris, Nichols, Arsht & Tunnel LLP is serving as legal advisor to the Transaction Committee of the Board of Directors of Radius.

Morgan Stanley & Co. LLC and Simpson Thacher & Bartlett LLP are serving as financial and legal advisors, respectively, to EQT Active Core Infrastructure. Evercore and Weil, Gotshal & Manges LLP are serving as financial and legal advisors, respectively, to PSP.

Earnings Announcement

Radius will release fourth quarter and full year 2022 financial results later today.

About Radius

Radius Global Infrastructure, Inc., through its various subsidiaries, is a multinational owner and acquiror of triple net rental streams and real properties leased to wireless operators, wired operators, wireless tower companies, and other digital infrastructure operators. As of December 31, 2022, Radius had interests in the revenue streams of approximately 9,188 assets that were situated on approximately 7,024 different communications sites located throughout the United States and 20 other countries. Annualized contractual revenue from the rents expected to be collected on the leases in-place at that time from the assets was approximately $157.6 million.

For more information, please visit www.radiusglobal.com.

About EQT

EQT is a purpose-driven global investment organization with EUR 113 billion in assets under management within two business segments – Private Capital and Real Assets. EQT owns portfolio companies and assets in Europe, Asia-Pacific and the Americas and supports them in achieving sustainable growth, operational excellence, and market leadership.

For more information, please visit www.eqtgroup.com.

About PSP Investments

The Public Sector Pension Investment Board (PSP Investments) is one of Canada’s largest pension investment managers with $230.5 billion of net assets under management as at March 31, 2022. It manages a diversified global portfolio composed of investments in capital markets, private equity, real estate, infrastructure, natural resources and credit investments. Established in 1999, PSP Investments manages and invests amounts transferred to it by the Government of Canada for the pension plans of the federal Public Service, the Canadian Forces, the Royal Canadian Mounted Police and the Reserve Force. Headquartered in Ottawa, PSP Investments has its principal business office in Montréal and offices in New York, London and Hong Kong.

For more information, visit www.investpsp.com or follow us on Twitter and LinkedIn.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or constitute a solicitation of any vote or approval.

In connection with the proposed transaction, Radius will file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Radius intends to mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SHAREHOLDERS OF RADIUS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED TRANSACTION THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Shareholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. The proxy statement and other documents (when available) can also be obtained free of charge from Radius by directing a request to Radius’s Investor Relations at investorrelations@radiusglobal.com or by calling 1-484-278-2667.

PARTICIPANTS IN SOLICITATION

Radius and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Radius’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Radius is set forth in our SEC filings and on our website. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

FORWARD-LOOKING STATEMENTS AND DISCLAIMERS

Certain matters discussed in this press release, including the attachments, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are subject to risks and uncertainties. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, capital expenditures, results of operations, plans and objectives, macroeconomic conditions and our proposed transaction with EQT and PSP. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “expect,” “anticipate,” “estimate,” “outlook,” “plan,” “continue,” “intend,” “should,” “may”, “will,” or similar expressions, their negative or other variations or comparable terminology.

Forward-looking statements are subject to significant risks and uncertainties and are based on beliefs, assumptions and expectations based upon our historical performance and on our current plans, estimates and expectations in light of information available to us. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Actual results may differ materially from those set forth in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Certain important factors that we think could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements are summarized below. Other factors besides those summarized could also adversely affect us. We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for management to predict all such risks and uncertainties or how they may affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Important other factors that could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements include, but are not limited to: our proposed transaction with EQT and PSP may not be completed in a timely manner or at all, including the risk that any required antitrust and foreign direct investment approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect us or the expected benefits of the proposed transaction or that the approval of our shareholders is not obtained; the failure to realize the anticipated benefits of the proposed transaction; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required antitrust and foreign direct investment approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals) and to satisfy conditions related to there being no event of default under certain of Radius’s existing debt facilities and Radius having a specified minimum cash balance at closing; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances that would require us to pay a termination fee or other expenses; the effect of the announcement or pendency of the proposed transaction on our ability to retain and hire key personnel, our ability to maintain the relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; risks related to diverting management’s attention from our ongoing business operations; the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the extent that wireless carriers (mobile network operators, or “MNOs”) or tower companies consolidate their operations, exit the wireless communications business or share site infrastructure to a significant degree; the extent that new technologies reduce demand for wireless infrastructure; competition for assets; whether the tenant leases for the wireless communication tower, antennae or other digital communications infrastructure located on our real property interests are renewed with similar rates or at all; the extent of unexpected lease cancellations, given that most of the tenant leases associated with our assets may be terminated upon limited notice by the MNO or tower company and unexpected lease cancellations could materially impact cash flow from operations; economic, political, cultural, and regulatory risks and other risks to our operations outside the U.S., including risks associated with fluctuations in foreign currency exchange rates and local inflation rates; the effect of the Electronic Communications Code in the United Kingdom, which may limit the amount of lease income we generate in the United Kingdom; the extent that we continue to grow at an accelerated rate, which may prevent us from achieving profitability or positive cash flow at a company level (as determined in accordance with GAAP) for the foreseeable future, particularly given our history of net losses and negative net cash flow; the fact that we have incurred a significant amount of debt and may in the future incur additional indebtedness; the extent that the terms of our debt agreements limit our flexibility in operating our business; and the other factors, risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in our subsequent filings under the Exchange Act.

CONTACTS Radius Global:

Investor Relations:

Jason Harbes, CFA

Email: investorrelations@radiusglobal.com

Phone: 1-484-278-2667

Media:

FGS Global

George Sard/Jared Levy/Jim Barron

Email: RadiusGlobal@fgsglobal.com

Phone: 1-212-687-8080

EQT:

US:

Stephanie Greengarten

Email: stephanie.greengarten@eqtpartners.com

Phone: 1-646-687-6810

International:

EQT Press Office

Email: press@eqtpartners.com

Phone: +46 8 506 55 334

PSP Investments:

Media:

Maria Constantinescu

Email: media@investpsp.ca

Phone: 1-514-218-3795 | 1-844-525-3795

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